Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 23, 2013, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 230 West Monroe, Suite 720, Chicago, Illinois 60606 (“Bank”) and (b) (i) SAGENT PHARMACEUTICALS, INC., a Delaware corporation (“Sagent Delaware”) and (ii) SAGENT PHARMACEUTICALS, a Wyoming corporation (“Sagent Wyoming”; and together with Sagent Delaware, jointly and severally, individually and collectively, “Borrower”), each with a chief executive office located at 1901 North Roselle Road, Suite 700, Schaumburg, Illinois, 60195.

1.              DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 13, 2012, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 13, 2012, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of May 10, 2012, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2               DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, and (b) the Intellectual Property Collateral as defined in (i) a certain Intellectual Property Security Agreement dated as of February 13, 2012, between Sagent Delaware and Bank (the “Delaware IP Agreement”), and (ii) a certain Intellectual Property Security Agreement dated as of February 13, 2012, between Sagent Wyoming and Bank (the “Wyoming IP Agreement”, and together with the Delaware IP Agreement, the “IP Security Agreements”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.              DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7 thereof (entitled “Financial Covenants”) in its entirety:

“              6.7             Financial Covenants.        Maintain at all times, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)            Adjusted Quick Ratio.        An Adjusted Quick Ratio of at least (i) prior to the occurrence of the Positive Free Cash Flow Event, 1.00 to 1.00, and (ii) on and after the occurrence of the Positive Free Cash Flow Event, 0.75 to 1.00, to be tested as of the last day of each month; and

(b)            Free Cash Flow.        Free Cash Flow of at least (i) ($2,000,000.00) for the calendar quarter ending March 31, 2012, (ii) ($6,500,000.00) for the calendar quarter ending June 30, 2012, (iii) ($2,000,000.00) for each of the calendar quarters ending September 30, 2012 and December 31, 2012, and (iv) $2,000,000.00 for the calendar quarter ending March 31, 2013, and for each calendar quarter thereafter, to be tested in each case as of the last day of each calendar quarter.”

and inserting in lieu thereof the following:

“              6.7             Financial Covenants.        Maintain at all times, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)            Adjusted Quick Ratio.        An Adjusted Quick Ratio of at least 1.00 to 1.00, to be tested as of the last day of each month; and

(b)            Free Cash Flow.        Free Cash Flow of at least (i) ($2,000,000.00) for the calendar quarter ending March 31, 2012, (ii) ($6,500,000.00) for the calendar quarter ending June 30, 2012, (iii) ($2,000,000.00) for each of the calendar quarters ending September 30, 2012 and December 31, 2012, and (iv) $2,000,000.00 for the calendar quarter ending March 31, 2013, to be tested in each case as of the last day of each calendar quarter. In addition to and without limiting the foregoing, commencing with the first calendar quarter in which Borrower’s Unrestricted Cash is at any time less than Thirty Million Dollars ($30,000,000.00), and continuing with each calendar quarter thereafter, Borrower shall maintain Free Cash Flow of at least $0.00 for each such calendar quarter, to be tested in each case of as the last day of each calendar quarter.”

2	The Loan Agreement shall be amended by deleting the following definitions appearing alphabetically in Section 13.1 thereof:

“              “Borrowing Base” is (a) eighty-five percent (85.0%) of Eligible Accounts, plus (b) the lesser of (i) thirty percent (30.0%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Six Million Five Hundred Thousand Dollars ($6,500,000.00), plus (c) the lesser of (i) fifty percent (50%) of aggregate unrestricted and unencumbered cash of Borrower maintained at Bank, and (ii) Ten Million Dollars ($10,000,000.00), in each case (with respect to (a), (b) and (c) above) as reasonably determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that upon notice to and consultation with Borrower, Bank may decrease the foregoing amounts or percentages in its reasonable good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral, and provided further that any assets or property acquired by Borrower in connection with a Permitted Acquisition shall not be included in the calculation of the Borrowing Base until Bank has performed an inspection of such assets and property, with results satisfactory to Bank in its sole and absolute discretion.”

“              “Consolidated EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted from Net Income, (i) non-cash stock compensation expense and other reasonable add-backs for non-cash items or non-cash losses in joint ventures, in each case for which Borrower has provided written details to Bank and which have been approved by Bank in writing in its sole and absolute discretion on a case-by-case basis, and (ii) transaction fees, costs and expenses, including legal expenses, in an aggregate amount not exceeding Two Million Dollars ($2,000,000.00) incurred in connection with the execution and delivery of this Agreement and for retirement and termination of the Existing MidCap Loans.”

“              “Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower. For the avoidance of doubt, each of Sagent Strides and Kanghong Sagent (Chengdu) Pharmaceuticals Co., Ltd. is not a “Subsidiary” as of the Effective Date.”

and inserting in lieu thereof the following:

“              “Borrowing Base” is (a) eighty-five percent (85.0%) of Eligible Accounts, plus (b) the lesser of (i) fifty percent (50.0%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Twenty Million Dollars ($20,000,000.00), in each case (with respect to (a) and (b) above) as reasonably determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that upon notice to and consultation with Borrower, Bank may decrease the foregoing amounts or percentages in its reasonable good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral, and provided further that any assets or property acquired by Borrower in connection with a Permitted Acquisition shall not be included in the calculation of the Borrowing Base until Bank has performed an inspection of such assets and property, with results satisfactory to Bank in its sole and absolute discretion.”

“              “Consolidated EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted from Net Income, (i) non-cash stock compensation expense and other reasonable add-backs for non-cash items or non-cash losses in joint ventures, in each case for which Borrower has provided written details to Bank and which have been approved by Bank in writing in its sole and absolute discretion on a case-by-case basis, and (ii) transaction fees, costs and expenses, including legal expenses, in an aggregate amount not exceeding Two Million Dollars ($2,000,000.00) incurred in connection with the execution and delivery of this Agreement and for retirement and termination of the Existing MidCap Loans, minus (f) to the extent included in Net Income, (i) non-cash income, and (ii) one-time cash income.”

“              “Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower. For the avoidance of doubt, each of Sagent Agila LLC and KSCP is not a “Subsidiary” as of the Effective Date, but each may become a Subsidiary of Borrower after the Effective Date, including, without limitation, through Borrower’s purchase of additional equity interests in such entity after the Effective Date to the extent permitted under this Agreement.”

3	The Loan Agreement shall be amended by deleting the following text appearing at the end of the definition entitled “Permitted Investments” appearing alphabetically in Section 13.1 thereof:

“              (e)             joint ventures or strategic alliances in the ordinary course of Borrower’s or its Subsidiaries’ business in an aggregate amount not to exceed Twenty-Five Million Dollars ($25,000,000.00) during the term of this Agreement, provided that at the time of any Investment in such a joint venture or strategic alliance, the sum of (i) the Availability Amount, plus (ii) without duplication of amounts represented in Availability Amount, Borrower’s consolidated unrestricted and unencumbered cash maintained at Bank or in accounts at another financial institution, provided that any such account maintained at another financial institution is subject to a Control Agreement which is satisfactory to Bank in its sole discretion, and which provides Bank a first priority perfected security interest in such account (less the amount of unrestricted and unencumbered cash used in the calculation of the Availability Amount), after giving effect to such Investment, is at least Twenty-Five Million Dollars ($25,000,000.00); and

(f)            other Investments not otherwise permitted by Section 7.7 not exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate outstanding at any time.”

and inserting in lieu thereof the following:

“              (e) the purchase of all of the equity interest of KSCP (the “KSCP Equity Purchase”) provided that (i) all consideration payable by Borrower in connection with such transaction is paid on or before December 31, 2015 and does not exceed Twenty Five Million Dollars ($25,000,000.00) in the aggregate, (ii) Borrower does not incur any Indebtedness or Liens in connection with such transaction (provided that the inclusion of the Existing KSCP Indebtedness on Borrower’s consolidated balance sheet due to the KSCP Equity Purchase shall not constitute the incurrence of additional Indebtedness for purposes of this subsection (e)), (iii) no Event of Default exists at the time of such transaction or would result therefrom, and (iv) that at the time of such transaction and after giving effect to such transaction, the sum of (A) the Availability Amount, plus (B) without duplication of amounts represented in Availability Amount, Borrower’s Unrestricted Cash, is at least Twenty-Five Million Dollars ($25,000,000.00);

(f)            provided no Event of Default has occurred or is continuing or would result therefrom, Investments in KSCP following the KSCP Equity Purchase;

(g)            provided no Event of Default has occurred or is continuing or would result therefrom, other joint ventures or strategic alliances in the ordinary course of Borrower’s or its Subsidiaries’ business in an aggregate amount not to exceed (x) prior to the 2013 Effective Date, Twenty-Five Million Dollars ($25,000,000.00), and (y) on and after the 2013 Effective Date through and including the date of the termination of this Agreement, Twenty Million Dollars ($20,000,000.00), provided that at the time of any Investment in such a joint venture or strategic alliance, the sum of (i) the Availability Amount, plus (ii) without duplication of amounts represented in Availability Amount, Borrower’s consolidated unrestricted and unencumbered cash maintained at Bank or in accounts at another financial institution, provided that any such account maintained at another financial institution is subject to a Control Agreement which is satisfactory to Bank in its sole discretion, and which provides Bank a first priority perfected security interest in such account (less the amount of unrestricted and unencumbered cash used in the calculation of the Availability Amount), after giving effect to such Investment, is at least Twenty-Five Million Dollars ($25,000,000.00); and

(h)            provided no Event of Default has occurred or is continuing or would result therefrom, other Investments not otherwise permitted by Section 7.7 not exceeding Ten Million Dollars ($10,000,000.00) in the aggregate during the term of this Agreement.”

4	The Loan Agreement shall be amended by inserting the following new definitions to alphabetically in Section 13.1 thereof:

“              “2013 Effective Date” is September 23, 2013.”

“              “Existing KSCP Indebtedness” is Indebtedness of Kanghong Sagent (Chengdu) Pharmaceuticals Co., Ltd. existing as of the 2013 Effective Date, in an aggregate amount not at any time exceeding [$                    ].”

“              “KSCP” is Kanghong Sagent (Chengdu) Pharmaceuticals Co., Ltd.”

“              “KSCP Equity Purchase” is defined in the definition entitled “Permitted Investments” appearing alphabetically in Section 13.1.”

“              “Unrestricted Cash” is unrestricted and unencumbered cash, cash equivalents or short term investments maintained at Bank or in accounts at another financial institution, provided that any such account maintained at another financial institution is subject to a Control Agreement which is satisfactory to Bank in its sole discretion, and which provides Bank a first priority perfected security interest in such account.”

5	The Borrowing Base Certificate appearing as Exhibit E to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto. All references in the Loan Agreement to the Borrowing Base Certificate shall hereafter be deemed to refer to Exhibit A hereto.

6	The Compliance Certificate appearing as Exhibit F to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto. All references in the Loan Agreement to the Compliance Certificate shall hereafter be deemed to refer to Exhibit B hereto.

4.              FEES.    Borrower shall pay to Bank a modification fee of Twenty Thousand Dollars ($20,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.              RATIFICATION OF PERFECTION CERTIFICATE.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 13, 2012 by and among Sagent Delaware, Sagent Wyoming, and Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except as set forth on Exhibit C attached hereto.

6.              RATIFICATION OF IP AGREEMENTS.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreements and acknowledges, confirms and agrees that said IP Security Agreements contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Security Agreement, which shall remain in full force and effect.

7.              CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.              RATIFICATION OF LOAN DOCUMENTS.    Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.              NO DEFENSES OF BORROWER.    Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.            CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing

Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.            COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BORROWER:

SAGENT PHARMACEUTICALS, INC.

By        /s/ Jonathon M. Singer

Name:  Jonathon M. Singer

Title: Executive Vice President / Chief Financial Officer

SAGENT PHARMACEUTICALS

By        /s/ Jonathon M. Singer

Name:   Jonathon M. Singer

Title: Executive Vice President / Chief Financial Officer

BANK:

SILICON VALLEY BANK

By        /s/ Jesse Meyer

Name:        Jesse Meyer

Title:          Vice President

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower:	Sagent Pharmaceuticals, Inc. and Sagent Pharmaceuticals
Lender:	Silicon Valley Bank
Commitment Amount:	$40,000,000.00

ACCOUNTS RECEIVABLE

1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on next page)	$
3.	Less: Intercompany / Employee / Non-Trade Accounts	$
4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

5.	90 Days Past Invoice Date	$
6.	Credit Balances over 90 Days	$
7.	Balance of 50% over 90 Day Accounts (cross-age or current affected)	$
8.	Foreign Account Debtor Accounts (other than Puerto Rico or Canada)	$
9.	Foreign Invoiced and/or Collected Accounts (other than Puerto Rico or Canada)	$
10.	Contra/Customer Deposit Accounts	$
11.	U.S. Government Accounts	$
12.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
13.	Accounts with Memo or Pre-Billings	$
14.	Contract Accounts; Accounts with Progress/Milestone Billings	$
15.	Accounts for Retainage Billings	$
16.	Trust / Bonded Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts (if not already deducted above)	$
20.	Accounts with Extended Term Invoices (Net 90+)	$
21.	Chargebacks Accounts / Other Payment Deductions taken by Account Debtors	$
22.	Product Returns/Exchanges	$
23.	Disputed Accounts; Insolvent Account Debtor Accounts	$
24.	Deferred Revenue	$
25.	Other (please explain on next page)	$
26.	Concentration Limits	$
27.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
28.	Eligible Accounts (#4 minus #27)	$
29.	ELIGIBLE AMOUNT OF ACCOUNTS (85% of #28)	$

INVENTORY

30.	Eligible Inventory Value as of	$
31.	ELIGIBLE AMOUNT OF INVENTORY (lesser of $20,000,000 and 50% of #30)	$

BALANCES

32.	Maximum Loan Amount	$
33.	Total Funds Available [Lesser of #32 or (#29 plus #31)]	$
34.	Present balance owing on Line of Credit	$
35.	RESERVE POSITION (#33 minus #34)	$

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:	Received by:
AUTHORIZED SIGNER

Date:
By:	Verified:
Authorized Signer	AUTHORIZED SIGNER

Date:	Date:
Compliance Status: Yes No

EXHIBIT B

COMPLIANCE CERTIFICATE

Date:

TO:	SILICON VALLEY BANK
FROM:	SAGENT PHARMACEUTICALS, INC. AND SAGENT PHARMACEUTICALS

The undersigned authorized officer of SAGENT PHARMACEUTICALS, INC. AND SAGENT PHARMACEUTICALS (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP (subject, in the case of monthly financial statements, to the absence of footnotes and year-end adjustments) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements (together with Compliance Certificate), A/R and A/P Agings, Inventory Reports, and Borrowing Base Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC*	Yes No
Board Projections/Budgets	FYE within 30 days and as updated
*such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address

The following is (A) any material change in the composition of the Intellectual Property, (B) the registration of any copyright, including any subsequent ownership right of Borrower in or to any registered copyright not shown in the IP Security Agreement, and (C) the registration of any patent and/or trademark, including any subsequent ownership right of Borrower in or to any patent and/or trademark not shown in the IP Security Agreement after the Effective Date

(if none, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain:
Adjusted Quick Ratio (tested monthly)	1.00 to 1.00	to	Yes No
Free Cash Flow (tested quarterly, upon Unrestricted Cash being less than $30,000,000.00)	$0.00	$	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SAGENT PHARMACEUTICALS, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
SAGENT PHARMACEUTICALS	Date:

Compliance Status: Yes No
By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:          1.00 to 1.00

Actual:

A.	Aggregate value of Borrower’s consolidated unrestricted and unencumbered cash maintained with Bank or another financial institution which account is subject to Control Agreement as set forth in the Loan Agreement	$
B.	Aggregate value of net billed accounts receivable	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of all Obligations of Borrower to Bank	$
E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year and current portion of subordinated debt

$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus G	$
I.	Adjusted Quick Ratio (line C divided by line H)	$

Is line I equal to or greater than the applicable required amount set forth above?

                 No, not in compliance                                                                                       Yes, in compliance

II.	Free Cash Flow (Section 6.7(b))

Required:          $0.00 upon Unrestricted Cash being less than $30,000,000.00

Actual:              $

A.	Net Income (as defined in the Agreement)	$
B.	Interest Expense (as defined in the Agreement)	$
C.	To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$
D.	Income Tax Expense	$
E.	To the extent deducted from Net Income, (i) non-cash stock compensation expense and other reasonable add-backs for non-cash items or non-cash losses in joint ventures, in each case for which Borrower has provided written details to Bank and which have been approved by Bank in writing in its sole and absolute discretion on a case-by-case basis, and (ii) transaction fees, costs and expenses, including legal expenses, in an aggregate amount not exceeding Two Million Dollars ($2,000,000.00) incurred in connection with the execution and delivery of this Agreement and for retirement and termination of the Existing MidCap Loans	$
F.	To the extent included in Net Income, (i) non-cash income, and (ii) one-time cash income	$
G.	Consolidated EBITDA (sum of Lines A through E, minus Line F)	$
H.	Non-financed Consolidated Capital Expenditures	$
I.	any capitalized expenses, including, without limitation, those related to research and development and capitalized software development costs	$
J.	Consolidated Free Cash Flow (Line G, minus Line H, Minus Line I)	$

Is line J equal to or greater than $0.00 if testing is required?

                 No, not in compliance                                                                                       Yes, in compliance

EXHIBIT C

1.	The following accounts shall be added to the List of all Deposit and Investment Accounts:

SVB	Master account	3300854187
SVB	ZBA to master	3300833211
SVB	Checking	3300845886
SVB	Treasury Obligations Fund	3300822946

2.	Section 2 (Equity-Related Matters) shall be amended to reflect that Borrower’s last report was filed on April 13, 2012 on Form 14-A.